Exhibit 99.1

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

GO-PAGE CORPORATION
A NEVADA CORPORATION
The undersigned Directors, being all the Directors of Go-Page Corporation, a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

Election of New Directors

RESOLVED, that the number of directors of the Corporation increase to five directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individual be appointed a member of the board to fill the new position:

Jan Eric Claesson

Resignation of Officers

WHEREAS, the Company has received the resignation of the following officer of the Corporation.

Stewart Irvine: COO

Election of New Officers

RESOLVED, that the following persons be elected as an officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer: Jan Eric Claesson

Office: Chief Operating Officer (COO)

Officer: Rojit Sorokhaibam

Office: Chief Technology Officer (CTO)

Dated: This 29th day of July 2014

The undersigned, being all the Directors of Go-Page Corporation, waive the required notice of meeting and consent to all actions taken hereby. This Unanimous Written Consent may be executed in counter parts and by facsimile or scanned image and such counterparts and copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

/s/Peter Schulhof	/s/Stewart Irvine
Peter Schulhof,	Stewart Irvine,
President, Secretary Treasurer and Director	Director

/s/ Anthony Jackson	/s/Jeroen Kreeft
Anthony Jackson,	Jeroen Kreeft,
CFO and Director	Director